                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           Date of Report: MAY 1, 2002
                                           -----------

                        (Date of Earliest Event Reported)


                          CAPSTEAD MORTGAGE CORPORATION
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          MARYLAND                  1-8896                     75-2027937
(State of Incorporation)     (Commission File No.)           I.R.S. Employer
                                                             Identification No.)


              8401 NORTH CENTRAL EXPRESSWAY
                         SUITE 800
                    DALLAS, TEXAS                                 75225
        -----------------------------------------------------------------
        (Address of Principal Executive Offices)                (Zip Code)


       Registrant's Telephone Number, Including Area Code: (214) 874-2323
                                                           --------------

ITEM 5.  OTHER MATTERS

         CAPSTEAD MORTGAGE CORPORATION ACQUIRES SENIOR LIVING PROPERTIES

On May 1, 2002 Capstead Mortgage Corporation, through its wholly-owned subsidiaries, (collectively, "Capstead" or the "Company"), closed on its first direct investment in real estate, a portfolio of seven senior living properties in five states (the "Properties"). Six of the seven Properties are primarily independent senior living facilities wherein the operator of the facility provides the tenants little, if any, medical care. The smallest property in the portfolio is primarily a skilled nursing facility. This acquisition is in keeping with the Company's strategy of making suitable real estate-related investments that can produce attractive returns over the long term, with less sensitivity to changes in interest rates than most investments in residential mortgage-backed securities. The following table summarizes the properties acquired:

                                                                                                                YEAR
        PROPERTY                 LOCATION                          UNITS                       OCCUPANCY       OPENED
        --------                 --------                          -----                       ---------       ------
                                                                    (a)                            (b)

Chambrel at Roswell           Roswell, GA                         280 (256 IL; 24 AL)             96.8%          1987
Chambrel at Pinecastle        Ocala, FL                           161 (120 IL; 41 AL)             95.0           1986
Chambrel at Island Lake       Longwood, FL                        269 (229 IL; 40 AL)             95.5           1985
Chambrel at Montrose          Akron, OH                           168 (136 IL; 32 AL)             94.6           1987
Windsong at Chambrel          Akron, OH                             83 (75 SNF; 8 AL)             83.1           1997
Chambrel at Williamsburg      Williamsburg, VA                    256 (201 IL; 55 AL)             96.5           1987
Chambrel at Club Hill         Garland, TX                         260 (192 IL; 68 AL)             89.2           1987
    Total                                            1,477 (1,134 IL; 268 AL; 75 SNF)             93.8

(a) IL refers to Independent Living units, AL refers to Assisted Living units and SNF refers to Skilled Nursing Facility units.

(b)      As of January 27, 2002.

The aggregate purchase price of the Properties was $144.1 million including approximately $3.4 million in closing costs, and includes the assumption by Capstead of $120.8 million of related mortgage and tax-exempt bond debt resulting in an initial equity investment of $23.3 million. The Properties were acquired from an affiliate of Apartment Investment and Management Company ("AIMCO") pursuant to a purchase contract negotiated by a subsidiary of Brookdale Living Communities, Inc. (collectively with its subsidiaries, "Brookdale"), and assigned to Capstead. Brookdale, an operator of senior living facilities and a provider of senior living services, is a majority-owned affiliate of Fortress Investment Group, LLC (together with its affiliates, "Fortress"). Fortress is Capstead's largest stockholder and Wesley R. Edens (Fortress' chairman of the board and chief executive officer) serves as Capstead's chairman and chief executive.

The Company has entered into a long-term 'triple-net' lease arrangement with Brookdale under which Brookdale is responsible for the ongoing operation and management of the Properties. A triple-net lease typically requires the lessee to pay substantially all expenses associated with the operation of a real estate property, including taxes, other governmental charges, insurance, utilities and maintenance, in addition to rent sufficient to pay debt service and provide a reasonable return to the property owner. The lease agreements negotiated with Brookdale consist of a master lease covering all Properties and individual property-level leases (referred to collectively as the "Lease"). The Lease has an initial term of 20 years and provides for two 10-year renewal periods. Beginning at the end of five years, Brookdale will have the option of purchasing all of the Properties from Capstead at the greater of fair market value or Capstead's original cost, after certain adjustments. Under the terms of the Lease, Brookdale is responsible for paying the 'triple-net' expenses described above, all debt service and an amount representing an attractive cash return on Capstead's equity in the Properties. After an initial three-month rent concession period, the cash return on Capstead's equity is expected to exceed 15% on an annualized basis and is subject to annual increases based upon increases (capped at 3%) in the Consumer Price Index.

The Lease qualifies as an operating lease for financial reporting purposes. As such, the Properties will be recorded as real estate and the assumed debt recorded as borrowings on the Company's balance sheet. The majority of the purchase price will be allocated to buildings, with land, equipment and fixtures representing smaller components. The buildings, equipment and fixtures will be depreciated over their estimated useful lives (see "New Critical Accounting Policies"). Future minimum rentals are expected to exceed $10 million per year including debt service payments of over $6 million per year (assuming the expected refinancing of the tax-exempt bonds - see below). In keeping with Capstead's strategy of reinvesting a portion of its capital into investments that can produce attractive returns over the long term with less sensitivity to changes in interest rates, any future changes in debt service requirements are the responsibility of Brookdale under the terms of the Lease.

Concurrent with executing the purchase agreements for the Properties, Brookdale also entered into an agreement with AIMCO to acquire from AIMCO $71.4 million face amount of tax-exempt bonds secured by four of the Properties (the "Bonds") for a purchase price of $60.7 million. With Capstead's May 1, 2002 acquisition of the Properties and assumption of the Bonds and all other related debt, Brookdale agreed to release AIMCO from its obligation to deliver the Bonds pursuant to the bond purchase agreement in exchange for which AIMCO paid Brookdale $4.6 million and Brookdale simultaneously entered into a two-year total return swap agreement with respect to the Bonds with a notional swap strike price of $65.4 million. Brookdale posted a $17 million bank letter of credit for the benefit of the swap counterparty to secure its obligations thereunder. The swap counterparty is a financial institution affiliated with a tax-exempt bond fund that holds the Bonds. Upon termination of the swap, Brookdale is obligated to pay the swap counterparty $65.4 million and will receive an amount equal to the proceeds from either a sale or refinancing of the bonds, as the case may be.

The Lease contemplates Capstead causing the refinancing of the Bonds through the issuance of new credit-enhanced floating-rate tax-exempt bonds to unaffiliated investors. Capstead has agreed to provide credit enhancement on up to $12.0 million of the new bonds by arranging for a letter of credit from a rated lending institution. Brookdale will compensate Capstead for arranging the letter of credit by paying additional base rent. The refinancing is expected to enhance the value of the Properties by significantly lowering interest costs and should be completed by year-end. In connection with its assumption of the Bonds, Capstead deposited $8.4 million in mortgage securities with the bond trustee (which securities will be returned to Capstead on the refinancing date).

NEW CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions in certain circumstances that affect amounts reported in the Company's consolidated financial statements and related notes. In preparing these financial statements, management has made its best estimates and assumptions that affect the reported assets and liabilities. Included in Capstead's Annual Report on Form 10-K is a description of the Company's critical accounting policies related to the Company's existing investments in mortgage securities. Relative to directly owning real estate for the first time, the most significant assumptions and estimates relate to recognizing revenue, depreciating improvements and valuing real estate for impairment purposes. Application of these assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from these estimates and have a direct impact on the Company's net income.

REVENUE RECOGNITION -- Base rents are recognized on a straight-line basis over the 20-year term of the Lease, and the base rent escalation is recognized when earned. The base rent escalation is dependent upon increases in the Consumer Price Index and accordingly, management does not include any future base rent escalation amounts in current revenue.

REAL ESTATE USEFUL LIVES -- Land, buildings, equipment and fixtures are recorded at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the useful lives of the assets, as follows:

         Buildings                           40 years
         Equipment and fixtures               5 years

IMPAIRMENT OF REAL ESTATE VALUES -- On a periodic basis, management assesses if the value of real estate properties may be impaired. A property is considered impaired only if management's estimate of current and projected operating cash flows (undiscounted and without interest charges) of the property over its remaining useful life is less than the net carrying value of the property. To the extent impairment has occurred, the carrying value of the property would be written down to fair value.

RISK FACTORS

There are many risks and uncertainties that can affect Capstead's future business, financial performance or share price. Some of these are beyond the Company's control. Included in Capstead's Annual Report on Form 10-K are descriptions of how changes in interest rates and credit risk can affect the Company. Although the Company's direct ownership of triple-net leased real estate is currently limited to the Properties, new risks and uncertainties associated with owning real estate as described below in general terms could become increasingly important should additional acquisitions be made. Should Capstead acquire real estate that is not triple-net leased, other risks of ownership may also apply.

RISKS ASSOCIATED WITH OWNING TRIPLE-NET LEASED REAL ESTATE

Investing in triple-net leased real estate involves a number of risks, including:

         o The risk that lessees will not perform under their leases, reducing the owner's income from the leases or requiring the owner to assume the cost of performing obligations (such as debt service, taxes, insurance and maintenance) that are the lessees' responsibility under triple-net leases. In the case of special-purpose real estate such as senior living facilities, compliance with licensing requirements could complicate or delay the transfer and operational control of such properties. This could lead to a significant cash flow burden for the owner to service the debt and otherwise maintain the properties.

         o The risk that changes in economic conditions or real estate markets may adversely affect the value of the properties.

         o During inflationary periods, which are generally accompanied by rising interest rates, increases in operating costs and borrowing rates may be greater than increases in lessee revenues from operating properties. Over an extended period of time, this could result in lessee defaults.

         o The risk that a deterioration of local conditions could adversely affect the ability of a lessee to profitably operate a property. For instance, an oversupply of senior living properties could hamper the leasing of senior living units at favorable rates. This could ultimately affect the value of the properties.

         o Changes in tax, zoning or other laws could make properties less attractive or less profitable.

         o An owner cannot be assured that lessees will elect to renew their leases when the terms expire. If a lessee does not renew its lease or otherwise defaults on its lease obligations, there is no assurance the owner could obtain a substitute lessee on acceptable terms. If the owner cannot obtain another qualified operator to lease a property, the owner may be required to modify the property for a different use, which may involve significant capital expenditures and delays in re-leasing the property.

         o Triple-net leases generally require the lessee to carry comprehensive liability, casualty, workers' compensation and rental loss insurance. The required coverage is typically of the type, and amount, customarily obtained by an owner of similar properties. However, there are some types of losses, such as catastrophic acts of nature, for which insurance cannot be obtained at a commercially reasonable cost. If there is an uninsured loss or a loss in excess of insurance limits, the owner could lose both the revenues generated by the affected property and the capital invested in the property. The owner would, however, remain obligated to repay any mortgage indebtedness or other obligations related to the property.

         o Investments in real estate are subject to various federal, state and local regulatory requirements including the Americans with Disabilities Act (the "ADA"). The ADA requires that public accommodations reasonably accommodate individuals with disabilities and that new construction or alterations be made to commercial facilities to conform to accessibility guidelines. Failure to comply with the ADA can result in injunctions, fines, and damage awards to private parties and additional capital expenditures to remedy noncompliance. Existing requirements may change and compliance with future requirements may involve significant unanticipated expenditures. Although typically these expenditures would be the responsibility of the lessee under the terms of triple-net leases, if lessees fail to perform these obligations, the owner may be required to do so.

         o Under federal, state and local environmental laws, the owner may be required to investigate and clean up any release of hazardous or toxic substances or petroleum products at its properties, regardless of its knowledge or actual responsibility, simply because of current or past ownership of the real estate. If unidentified environmental problems arise, the owner may have to make substantial payments, which could adversely affect cash flow and the ability to make distributions to stockholders. This is so because:

                           1. The owner may have to pay for property damage and for investigation and clean-up costs incurred in connection with the contamination.

                           2. The law may impose clean-up responsibility and liability regardless of whether the owner or operator knew of or caused the contamination. Even if more than one person is responsible for the contamination, each person who shares legal liability under environmental laws may be held responsible for all of the clean-up costs.

                           3. Governmental entities and third parties may sue the owner or operator of a contaminated site for damages and costs.

                  In investigating the acquisition of real estate, environmental studies are typically performed to establish the existence of any contamination. In addition, triple-net leases generally require lessees to operate properties in compliance with environmental laws and to indemnify the owner against environmental liability arising from the operation of such properties.

         o An owner may desire to sell a property in the future because of changes in market conditions or poor lessee performance or to avail itself of other opportunities. An owner may also be required to sell a property in the future to meet debt obligations or avoid a default. Unlike investments in mortgage securities, real estate cannot always be sold quickly, and there can be no assurance that the properties can be sold at a favorable price or that a prospective buyer will view existing lease or operating arrangements favorably. In addition, a property may require restoration or modification before it is sold.

FORWARD LOOKING STATEMENTS

This document contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. The Company's actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of the Company's investments and unforeseen factors. Relative to the Company's investments in financial assets, these factors may include, but are not limited to, changes in general economic conditions, the availability of suitable investments, fluctuations in, and market expectations for fluctuations in, interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of leverage, liquidity of secondary markets and credit markets, increases in costs and other general competitive factors. Relative to direct investments in real estate, these factors may include, but are not limited to, lessee performance under lease agreements, changes in general as well as local economic conditions and real estate markets, increases in competition and inflationary pressures, changes in the tax and regulatory environment including zoning and environmental laws, uninsured losses or losses in excess of insurance limits and the availability of adequate insurance coverage at reasonable costs.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CAPSTEAD MORTGAGE CORPORATION


June 14, 2002              By:  /s/ Phillip A. Reinsch
                               ------------------------------------------------
                               Phillip A. Reinsch, Senior Vice President